SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC




                                  FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




                      Date of Report:  October 10, 2000




                       GOLDEN EAGLE INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)




    Colorado                        0-23726                 84-1116515
 --------------                    ---------              --------------
 (State or other                  (Commission            (IRS Employer
 jurisdiction of                  File Number)           Identification No.)
 incorporation)




     12401 South 450 East, Bldg. D2, Suite A, Salt Lake City, UT    84020
    ------------------------------------------------------------  -------
           (Address of principal executive offices)               (Zip Code)




     Registrant's telephone number, including area code:  (801) 619-9320
                                                           ---------------
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Items 2 and 5.     Acquisition of Assets and Other Events

     Golden Eagle International, Inc. announced in a press release on October 10, 2000 that it has acquired two additional mining claims in the historical Tipuani Gold Mining District, which together total 25,000 acres. Golden Eagle's only obligation to retain these claims indefinitely is the annual payment of $10,000 to the Bolivian government in claims patent fees. These two newly acquired claims are in addition to 4,952 acres of claims containing the Cangalli gold deposit that the Company has had under contract and has been exploring for the past four years. These two new claims are also in addition to recent land acquisitions surrounding the Cangalli gold claims totaling 44,046 acres made by the Company in November of 1999. As a result of these new acquisitions, Golden Eagle now owns 100% of four mining concessions, free of any royalty, totaling 69,046 acres, and has under a 25-year renewable contract 4,952 acres, for a total landholding in the Tipuani Gold Mining District of 73,998 acres.

     Ronald L Atwood, Ph.D., former chief metallurgist for Newmont Mining, and Golden Eagle's current Vice President for Operations, stated:

    "It is my opinion, based on personal observation and the reports of our staff geologists, that these newly-acquired 25,000 acres in the Tipuani Gold Mining District overlay the ancient Paleo-Tipuani river system refilled with gold-bearing cemented conglomerates. I have expressed to Golden Eagle's board of directors that there are a number of promising exploration targets for open pit prospects within the new claims and that the gold mineralization is similar in every way to the mineralization studied by Golden Eagle in the Cangalli claims."


     Golden Eagle's President, Terry C. Turner, said:

     "This large land acquisition is the last piece in Golden Eagle's strategy to take a dominant land position in this venerable and highly productive Tipuani Gold Mining District. Now, Golden Eagle is in the best condition in its corporate history to finalize financing or joint venture arrangements necessary to bring its Cangalli property into commercial production."

     Golden Eagle International, Inc. is a gold exploration and mining company located in Salt Lake City, Utah. The Company is currently focusing its efforts on developing its mining rights in the Tipuani Gold Mining District in Bolivia. For more information about the Company, call Sabrina Martinez at
(801) 619-9320 Media inquires should also be directed to Ms. Martinez. Golden Eagle can also be found at its website: www.geii.com, where management recommends that all shareholders and prospective shareholders review its Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K.

      The future conduct of Golden Eagle's business and its response to issues raised by third parties are dependent upon a number of factors, and there can be no assurance that Golden Eagle will be able to conduct its operations as contemplated. Certain statements contained in this release using the terms "may", "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks which are beyond Golden Eagle's ability to predict or control and which may cause actual results to differ materially from the projections or estimates contained herein. These risks include, but are not limited to, the risks described in the above report; those risks set out in Golden Eagle's disclosure documents and its annual, quarterly and periodic reports; and the other risks associated with start-up mineral exploration operations with insufficient liquidity, negative working capital, and no historical profitability. Golden Eagle disclaims any obligation to update any forward-looking statement made herein.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:   October 17, 2000         Golden Eagle International, Inc.


                              By: /s/ Terry Turner
                                 ---------------------------
                                  Terry C. Turner, President